UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Signature

Item 5.07                           Submission of Matters to a Vote of Security Holders

Golden Minerals Company (“Golden Minerals”) held a special meeting of stockholders (the “Meeting”) on August 30, 2011 in Golden, Colorado.  Of the 15,019,770 shares of common stock outstanding and entitled to vote as of the record date of July 29, 2011, 13,468,390 shares (89.67%) were present or represented by proxy at the Meeting.

At the Meeting, Golden Minerals’ stockholders approved the issuance of shares of Golden Minerals common stock in connection with the previously disclosed business combination with ECU Silver Mining Inc. by way of a court-approved Plan of Arrangement under the Business Corporations Act (Quebec) (the “Arrangement”), with 98.68% of the votes cast by the Golden Minerals’ stockholders voting in favor of such issuance.  Golden Minerals’ stockholders also approved an amendment to Golden Minerals’ certificate of incorporation to increase the number of authorized shares of Golden Minerals common stock from 50,000,000 to 100,000,000, with 84.74% of the votes cast by the Golden Minerals’ stockholders voting in favor of such amendment.

The results of the voting on the matters submitted to the stockholders were as follows:

	Votes	Votes		Broker
Matter Voted Upon	For	Against	Abstentions	Non-Votes
Issuance of Shares of Golden Minerals Common Stock in Connection with the Arrangement	9,769,291	127,888	2,205	3,569,006
Amendment to Golden Minerals’ Certificate of Incorporation	11,413,606	2,044,723	10,061	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2011

Golden Minerals Company

	By:	/s/ Robert P. Vogels
		Name:	Robert P. Vogels
		Title:	Senior Vice President and Chief Financial Officer